Exhibit 10.24

AMENDED AND RESTATED SECURED FULL RECOURSE PROMISSORY NOTE

(This Amended and Restated Secured Full Recourse Promissory Note (the “Note”) supersedes in its entirety that certain Secured Full Recourse Promissory Note dated as of April 18, 2016 (the

“Original Note”), previously representing the indebtedness set forth below, which previous Note shall have no further force or effect.)

$160,000.00	April 18, 2019

FOR VALUE RECEIVED the undersigned, Daniel Schwartz (the “Maker”), promises to pay to RxSight, Inc., a California corporation (f/k/a Calhoun Vision, Inc.) (the “Payee”), or its registered assigns, in Aliso Viejo, California, or at such other place as Payee may from time to time designate, in lawful money of the United States of America the principal sum of ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with (i) interest from the date of this Note on the unpaid principal balance at a rate equal to seven percent (7.00%) compounded annually, computed on the basis of the actual number of days elapsed and a year of 365 days, and (ii) interest of Thirty Six Thousand Forty Nine and 52/100 Dollars ($36,049.52) accrued to the date hereof on the principal amount of the Original Note, that at this Note amends, restates and supersedes.

The principal amount under this Note and any accrued and unpaid interest shall be due and payable in full on April 18, 2022 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum and accrued interest under this Note shall become immediately due and payable upon the earlier to occur of (i) a Change of Control (as defined below) of Payee, (ii) a firm commitment underwritten public offering of Payee’s common stock to be registered under the Securities Act of 1933, as amended, or (iii) the sale or transfer of all of the shares of Common Stock subject to the Pledge Agreement (the “Pledged Securities”). As used herein, “Change in Control” means (i) a sale of all or substantially all of Payee’s assets, (ii) any merger, consolidation or other business combination transaction of Payee with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Payee outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Payee (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of Payee. “Director” means any individual who is a member of the Board of Directors of Payee.

If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

Maker shall have the right to prepay all or any part of the unpaid principal amount of this Note from time to time without any penalty or premium. Any payments made under this Note shall be applied first against any accrued interest, and then against the outstanding principal balance.

In the event Maker proposes to sell or otherwise transfer any portion of the Pledged Securities, Maker shall, as a condition to such sale or transfer, prepay in cash, that portion of the then outstanding principal of this Note, together with the accrued and unpaid interest with respect to the amount to be prepaid as of the date of such prepayment. The principal amount to be so prepaid shall equal the number of shares to be sold or transferred, multiplied by the price per share originally paid by Maker for the Pledged Securities ($0.40 per share), subject to adjustment for stock splits, dividends, recapitalizations or other similar events. Maker shall deliver the principal and interest required to be so prepaid to the company on or prior to the effective date of any such transfer or sale. Upon receipt of the required prepayment by the Payee, Payee shall release the number of Pledged Securities sold or transferred from the security interest created by the Pledge Agreement and shall issue additional certificates representing the sold or transferred shares as may be necessary to effect such sale or transfer. Payee shall make appropriate annotations on the face of this Note to reflect the receipt of such payment and transfer and release of the respective Pledged Securities. Notwithstanding the foregoing, in the event Payee enters into a transaction, the result of which is the purchase by another from Maker of any shares of Pledged Securities, Maker may direct such purchaser to deliver all or a portion of the consideration to be revised by Maker in such transaction to Payee in satisfaction of Makers obligation to prepay in the event of a transfer or sale of a portion of the Pledged Securities. Payee shall apply any amounts so received to the prepayment of this Note as though Maker had paid such amounts directly to Payee.

Consent by the Payee to waive one default shall not be deemed to be a waiver of the right to require consent to waive future or successive defaults.

This Note is secured pursuant to that certain Stock Pledge Agreement, dated as of the date hereof, by and between Maker and Payee and attached hereto as Exhibit A (the “Pledge Agreement”). For the avoidance of doubt, and without in any manner impairing the validity of this Note, the Pledge Agreement or any security interest created thereof, this Note shall be “full recourse” such that in the event of any default under the terms of this Note, Payee may hold Maker personally liable for payment of the obligations evidenced by this Note or for any other sums due as a result of any defaults under this Note. The security interest created pursuant to the Original Note in the Pledged Collateral is hereby superseded and replaced in its entirety by the security interest in the Pledged Collateral created pursuant to the Pledge Agreement.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. The Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Payee and its permitted successors, endorsees and assigns. This Note shall not be transferred without the express written consent of Payee, provided that if Payee consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

(signature page follows)

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed in Aliso Viejo, California and issued as of the date first written above.

MAKER

/s/ Daniel Schwartz
Daniel Schwartz

[RxSight, Inc. - Signature Page to Amended and Restated Secured Promissory Note (D. Schwartz)]

Exhibit A

Stock Pledge Agreement

[see attached]

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT, dated as of April 18, 2019 (this “Pledge Agreement”), is executed by Daniel Schwartz (“Debtor”), in favor of RxSight, Inc., a California corporation (f/k/a Calhoun Vision, Inc.) (“Secured Party”).

RECITALS

A.    Debtor has executed a Promissory Note (the “Note”) in favor of Secured Party.

B.    In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Pledge Agreement and to pledge and grant to Secured Party the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1.    Definitions and Interpretation. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Note shall have the respective meanings given to those terms in the Note, and all terms defined in the California Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.    The Pledge. To secure the Obligations as defined in Section 3 hereof, Debtor hereby pledges and assigns to Secured Party, and grants to Secured Party a security interest in, all of Debtor’s right, title and interest, whether now existing or hereafter arising in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the following property (the “Pledged Collateral”):

(a)    The securities of Secured Party listed on Schedule A hereto, which securities (to the extent they are currently held by Debtor) are more particularly described on Schedule A hereto (the “Securities”), together with any additional securities of Secured Party hereafter acquired by Debtor (collectively, with the Securities, the “Pledged Securities”);

(b)    All dividends (including cash dividends), other distributions (including redemption proceeds), or other property, securities or instruments in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise; and

(c)    All proceeds of the foregoing (“Proceeds”).

3.    Security for Obligations. The obligations secured by this Pledge Agreement (the “Obligations”) shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under

Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

4.    Delivery of Pledged Collateral; Financing Statements. All certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered to Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Concurrently with the execution of this Pledge Agreement, Debtor shall execute and deliver to Secured Party the UCC-1 financing statement provided by Secured Party.

5.    Representations and Warranties. Debtor hereby represents and warrants as follows:

(a)    Issuance of Pledged Securities, Etc. The Pledged Securities are owned by Debtor free and clear of any and all liens, pledges, encumbrances (other than any restrictions on transferability imposed in accordance with the Secured Party’s equity incentive plan pursuant to which the Securities were issued to Debtor) or charges, and Debtor has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of the Pledged Securities.

(b)    Security Interest. The pledge of the Pledged Collateral creates a valid security interest in the Pledged Collateral, which security interest is a perfected and first priority security interest, securing the payment of the Obligations and the obligations hereunder.

(c)    Restatement of Representations and Warranties. On and as of the date any property becomes Pledged Collateral, the foregoing representations and warranties shall be deemed restated with respect to such additional Pledged Collateral.

6.    Further Assurances. Debtor agrees that at any time and from time to time, at Debtor’s expense, Debtor will promptly execute and deliver all further instruments and documents, including without limitation all additional Pledged Securities, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

7.    Voting Rights; Dividends; Etc.

(a)    Rights Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing:

(i)    Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii)    Debtor shall be entitled to receive and retain free and clear of the security interest of Secured Party hereunder any and all dividends and interest paid in respect of the Pledged Securities, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Securities, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities, shall be, and shall be forthwith delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral.

(b)    Rights Following an Event of Default. Upon the occurrence and during the continuance of an Event of Default:

(i)    All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii)    All dividends and interest payments which are received by Debtor contrary to the provisions of subparagraph (i) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

8.    Events of Default; Remedies.

(a)    Event of Default. An Event of Default shall be deemed to have occurred upon the occurrence and during the continuance of any breach of any terms of the Note (an “Event of Default”), including, without limitation, if the Debtor shall fail to pay (i) when due any principal payment on the Maturity Date under the Note, or (ii) any interest payment or other payment required under the terms of the Note and such payment shall not have been made within ten (10) business days of the Secured Party’s receipt of written notice to the Secured Party of such failure to pay.

(b)    Rights Under the UCC. In addition to all other rights granted hereby, and otherwise by law, Secured Party shall have, with respect to the Pledged Collateral, the rights and obligations of a secured party under the UCC.

(c)    Sale of Pledged Collateral. Debtor acknowledges and recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Securities to register such securities for public sale under the Securities Act of 1933, as amended, or under any state securities law.

(d)    Notice, Etc. In any case where notice of sale is required, ten (10) business days’ notice shall be deemed reasonable notice. Secured Party may have resort to the Pledged Collateral or any portion thereof with no requirement on the part of Secured Party to proceed first against any other Person or property.

(e)    Other Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Secured Party, Debtor shall assemble and make available to Secured Party all records relating to the Pledged Securities at any place or places specified by Secured Party, together with such other information as Secured Party shall request concerning Debtor’s ownership of the Pledged Securities; and (ii) Secured Party or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Securities or any part thereof.

9.    Secured Party Appointed Attorney-in-Fact.

Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

Debtor hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Secured Party hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Secured Party or any of its officers, directors, employees or agents be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct.

10.    Miscellaneous.

(a)    Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Secured Party or Debtor under this Agreement or the Note shall be in writing and faxed, mailed or delivered to each party at the address or fax number last given to the other party. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service 5 business days from acceptance; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, 5 business days upon receipt; (c) when delivered by hand, 5 business days from delivery; and (d) when sent via facsimile or other form of electronic transmission, 5 business days upon confirmation of receipt.

(b)    Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)    Amendments and Waivers. This Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)    Assignments. This Pledge Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not assign its rights and duties hereunder without the prior written consent of Secured Party.

(e)    Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any collateral or to pursue any remedy in Secured Party’s power.

(f)    Payments Free of Taxes, Etc. All payments made by Debtor under this Pledge Agreement shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement. Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party or such Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)    Partial Invalidity. If any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)    Expenses. Each of Debtor and Secured Party shall bear its own costs in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Pledge Agreement and the Note. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party with respect to any amendments or waivers hereof requested by Debtor or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Secured Party’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Agreement, the Note or the Obligations or any bankruptcy or similar proceeding involving Debtor or any of its subsidiaries). As used herein, the term “reasonable attorneys’ fees” shall include, without limitation, allocable costs of Secured Party’s in-house legal counsel and staff.

(i)    Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(j)    Jury Trial. EACH OF DEBTOR AND SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.

(signature page follows)

IN WITNESS WHEREOF, Debtor has caused this Pledge Agreement to be executed as of the day and year first above written.

DEBTOR

/s/ Daniel Schwartz
Daniel Schwartz

ACKNOWLEDGED:

RXSIGHT, INC.

By:	/s/ Ron Kurtz
Name:	Ron Kurtz
Title:	Chief Executive Officer

[RxSight, Inc. - Signature Page to Stock Pledge Agreement (D. Schwartz)]

SCHEDULE A

TO PLEDGE AGREEMENT

Issuer	Certificate No.	Certificate Date	No. of Shares	Registered Holder
RxSight, Inc.	C-409	April 18, 2016	400,000	Daniel M. Schwartz